UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 25, 2014

Brainstorm Cell Therapeutics Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-54365	20-8133057
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

605 Third Avenue, 34th Floor
New York, NY	10158
(Address of principal executive offices)	(Zip Code)

(646) 666-3188

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

1.01 Entry into a Material Definitive Agreement.

On May 27, 2014 (the “Effective Date”) Brainstorm Cell Therapeutics Inc. (the “Company”) entered into agreements with certain holders of warrants originally issued in the Company’s August 16, 2013 public offering (the “2013 Warrants”) to repurchase outstanding 2013 Warrants entitling the holders to purchase an aggregate of approximately five (5) million shares of Company common stock, $0.00005 par value (“Common Stock”) for an aggregate of approximately $600,000 (the “Redemption”). On the Effective Date each share of Common Stock issuable pursuant to the 2013 Warrants (the “Warrant Shares”) was repurchased for $0.12 cash payment by the Company per Warrant Share (the “Redemption Amount”). As of the Effective Date all 2013 Warrants participating in the Redemption were cancelled and of no further force and effect. In connection with the Redemption, certain holders of 2013 Warrants which did not participate in the Redemption and whose 2013 Warrants will therefore remain outstanding after the Effective Date, have waived anti-dilution provisions of their 2013 Warrants (the “Waiver”).

The Company believes that the Redemption and the Waiver will help facilitate the Company’s plans to uplist its stock to a national securities exchange such as NASDAQ. The 2013 Warrants contained anti-dilution provisions. Under generally accepted accounting principles, the anti-dilution provisions required the 2013 Warrants to be valued and classified as a warrant liability on the balance sheet, resulting in a reduction of stockholders’ equity. NASDAQ requires as part of its initial listing standards that the Company have a minimum of $5 million of stockholders’ equity, which the Redemption and Waiver is anticipated to help facilitate.

On May 25, 2014, the Company entered into a Warrant Amendment Agreement (the “Amendment”) with ACCBT Corp. and ACC International Holdings Ltd. (together, “ACCBT”), pursuant to which the expiration date of each Warrant held by ACCBT was extended until November 5, 2017, in consideration of ACCBT having provided a series of waivers of their rights, including anti-dilution rights. ACCBT and the Company are party to a Subscription Agreement, dated as of July 2, 2007, a related Registration Rights Agreement and warrants to purchase up to an aggregate of 30,250,000 shares of Company Common Stock, and related documents (all of the foregoing documents together as amended to date, the “ACCBT Documents”). Pursuant to the Amendment, the ACCBT Documents were amended to reflect the extension of the warrants’ expiration date.

Item 8.01  Other Events.

On May 29, 2014, the Company issued a press release announcing the warrant Redemption. The foregoing description is qualified in its entirety by reference to the Press Release filed as Exhibit 99.1 hereto, which exhibit is incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits.

The exhibit listed in the Exhibit Index below is filed with this report.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

May 30, 2014	Brainstorm Cell Therapeutics Inc.

	By:	/s/ Chaim Lebovits Chaim Lebovits
President

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated May 29, 2014